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                                         [ANDERSEN LETTERHEAD]


                                                  Arthur Andersen LLP

                                                  1345 Avenue of the Americas
                                                  New York, NY 10105-0032

                                                  www.andersen.com
                                                  ----------------


April 10, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read the first paragraph of Item 4 included in the Form 8-K/A dated April 10, 2002 of Atalanta Sosnoff Capital Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.


Very truly yours,

/s/ Arthur Andersen LLP
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Arthur Andersen LLP